EXHIBIT 99.4
Pro Forma Condensed Consolidated Financial Statements
     On November 27, 2006, NeuStar, Inc. (“NeuStar” or the “Company”) completed its acquisition of all the issued and outstanding shares of Followap Inc. (“Followap”). On April 21, 2006, NeuStar completed its acquisition of all the issued and outstanding shares of UltraDNS Corporation (“UltraDNS”). The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of NeuStar, UltraDNS and Followap and have been prepared to give effect to these completed acquisitions, which were accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”).
     The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Followap as if it had occurred on September 30, 2006. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006 gives effect to the acquisition of Followap, as well as the acquisition of UltraDNS, as if they had occurred on January 1, 2005. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma condensed consolidated financial statements.
     NeuStar’s acquisition of Followap will be accounted for under the purchase method of accounting in accordance with SFAS 141. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Notes 1 and 2 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible liabilities assumed and the intangible assets acquired in connection with the acquisition, based on their estimated fair values as of the effective date of the acquisition. Management’s estimates of the fair value of tangible and intangible assets acquired and liabilities assumed are based, in part, on third-party valuations. The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions are subject to change.
     The unaudited pro forma condensed consolidated financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of these companies, as management is in the process of assessing what, if any, future actions are necessary. However, additional liabilities ultimately may be recorded for severance and/or other costs associated with removing redundant operations that could affect amounts in these pro forma condensed consolidated financial statements, and their effects may be material.
     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements and related notes of NeuStar, “Management’s Discussions and Analysis of Financial Condition and Results of Operations” contained in NeuStar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and NeuStar’s Quarterly Report on
Form 10-Q for the quarterly period ended September 30, 2006, as well as the historical consolidated financial statements and related notes of Followap which are attached as Exhibit 99.2 and Exhibit 99.3, to this Current Report on Form 8-K/A. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of NeuStar that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
NEUSTAR, INC.
AS OF SEPTEMBER 30, 2006

			Pro Forma		Consolidated
	NeuStar	Followap	Adjustments		Total
Current assets:
Cash and cash equivalents	$27,055	$2,280	$(29,335)	(a)	$—
Restricted cash	388	—	—		388
Short-term investments	111,451	—	(111,451)	(a)	—
Accounts receivable, net	46,379	971	—		47,350
Unbilled receivables	501	—	—		501
Notes receivable	1,954	—	—		1,954
Prepaid expenses and other current assets	7,621	321	—		7,942
Deferred costs	5,871	—	—		5,871
Income taxes receivable	23,141	—	—		23,141
Deferred tax asset, net	4,480	—	—		4,480

Total current assets	228,841	3,572	(140,786)		91,627

Property and equipment, net	38,316	1,014	—		39,330
Goodwill	86,189	—	120,141	(b)	206,330
Intangibles assets, net	23,173	—	30,600	(c)	53,773
Notes receivable, long-term	3,431	—	—		3,431
Deferred costs, long-term	4,781	—	—		4,781
Deferred tax asset, net	10,624	—	(4,805)	(f)	5,819
Other assets	222	820	—		1,042

Total assets	$395,577	$5,406	$5,150		$406,133

Current liabilities:
Accounts payable	$3,651	$812	$—		$4,463
Accrued expenses	35,601	3,737	(639)	(d)	38,699
Deferred revenue	22,472	1,083	(913)	(e)	22,642
Notes payable	929	—	5,578	(a)	6,507
Capital lease obligations	3,910	—	—		3,910
Accrued restructuring reserve	392	—	—		392
Loans from others	—	2,500	(2,500)	(d)	—
Loans from related parties	—	556	(556)	(d)	—

Total current liabilities	66,955	8,688	970		76,613

Deferred revenue, long-term	17,954	—	—		17,954
Notes payable, long-term	330	—	—		330
Capital lease obligations, long-term	931	—	—		931
Accrued restructuring reserve, long-term	2,300	—	—		2,300
Deferred tax liability, net	—	415	(415)	(f)	—
Other liabilities	500	898	—		1,398

Total liabilities	88,970	10,001	555		99,526

Total stockholders’ equity (deficit)	306,607	(4,595)	4,595	(g)	306,607

Total liabilities and stockholders’ equity (deficit)	$395,577	$5,406	$5,150		$406,133

See unaudited notes to the pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NEUSTAR, INC.
FOR THE YEAR ENDED DECEMBER 31, 2005

				Pro Forma		Consolidated
	NeuStar	UltraDNS	Followap	Adjustments		Total
Revenue	$242,469	$11,998	$12,920	$—		$267,387

Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	64,891	1,586	1,751	—		68,228
Sales and marketing	29,543	5,069	7,123	—		41,735
Research and development	11,883	1,281	4,553	(144)	(h)	17,573
General and administrative	28,048	3,891	1,761	(252)	(h)	33,448
Depreciation and amortization	16,025	396	—	13,264	(h)(i)	29,685
Restructuring recoveries	(389)	—	—	—		(389)

	150,001	12,223	15,188	12,868		190,280

Income (loss) from operations	92,468	(225)	(2,268)	(12,868)		77,107
Other (expense) income	285	(396)	(628)	(3,164)	(j)	(3,903)

Income (loss) before minority interest and income taxes	92,753	(621)	(2,896)	(16,032)		73,204
Minority interest	(104)	—	—	—		(104)

Income (loss) before income taxes	92,649	(621)	(2,896)	(16,032)		73,100
Provision (benefit) for income taxes	37,251	—	410	(8,264)	(k)	29,397

Net income (loss)	$55,398	$(621)	$(3,306)	$(7,768)		$43,703
Dividends on and accretion of preferred stock	(4,313)	—	—	—		(4,313)

Net income (loss) attributable to common stockholders	$51,085	$(621)	$(3,306)	$(7,768)		$39,390

Net income attributable to common stockholders per common share:
Basic	$1.48					$1.14

Diluted	$0.72					$0.57

Weighted average common shares outstanding:
Basic	34,437					34,437

Diluted	77,046					77,046

See unaudited notes to the pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NEUSTAR, INC.
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

		Jan. 1, 2006
		to
		Apr. 20, 2006		Pro Forma		Consolidated
	NeuStar	UltraDNS	Followap	Adjustments		Total
Revenue	$240,935	$5,227	$5,742	$—		$251,904

Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	62,422	583	2,785	—		65,790
Sales and marketing	32,754	1,848	8,650	—		43,252
Research and development	12,782	559	6,203	(183)	(h)	19,361
General and administrative	25,551	1,072	2,496	(46)	(h)	29,073
Depreciation and amortization	16,493	151	—	7,322	(h)(i)	23,966

	150,002	4,213	20,134	7,093		181,442

Income (loss) from operations	90,933	1,014	(14,392)	(7,093)		70,462
Other (expense) income	1,802	(2,649)	(284)	509	(j)	(622)

Income (loss) before minority interest and income taxes	92,735	(1,635)	(14,676)	(6,584)		69,840
Minority interest	(95)	—	—	—		(95)

Income (loss) before income taxes	92,640	(1,635)	(14,676)	(6,584)		69,745
Provision (benefit) for income taxes	37,299	—	(317)	(8,901	) (k)	28,081

Net income (loss)	$55,341	$(1,635)	$(14,359)	$2,317		$41,664

Net income attributable to common stockholders per common share:
Basic	$0.77					$0.58

Diluted	$0.71					$0.53

Weighted average common shares outstanding:
Basic	71,849					71,849

Diluted	78,096					78,096

See unaudited notes to the pro forma condensed consolidated financial statements

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
NEUSTAR, INC.
Note 1. Basis of Pro Forma Presentation
     The unaudited pro forma condensed consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in NeuStar’s amended Form 8-K/A prepared in connection with the acquisition of Followap. These unaudited pro forma condensed consolidated financial statements also give effect to the acquisition of UltraDNS.
     Certain information and certain footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.
     The information concerning NeuStar has been obtained from the audited consolidated financial statements of NeuStar for the year ended December 31, 2005 and the unaudited consolidated financial statements for the nine months ended September 30, 2006. The information concerning Followap has been obtained from the audited consolidated financial statements of Followap for the year ended December 31, 2005 and the unaudited consolidated financial statements for the nine months ended September 30, 2006. The information concerning UltraDNS has been obtained from the audited financial statements for the year ended December 31, 2005 and the unaudited financial statements for the period from January 1, 2006 to April 20, 2006, the day immediately prior to the completion of the acquisition of UltraDNS by NeuStar.
     The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.
Note 2. Purchase Price Allocation
     On November 27, 2006, NeuStar completed its acquisition of all the issued and outstanding shares of Followap. The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase business combination in accordance with SFAS No. 141. Followap is a leading provider of next-generation communications solutions for network operators, delivering interoperability between operators and Internet portals in five different functional areas, which are instant messaging, presence, multimedia gateways, inter-carrier messaging hubs, and services for handset clients. The total estimated purchase price was approximately $146.4 million, which includes cash consideration of $139.0 million, payment of Followap debt and other liabilities of $5.6 million and estimated direct transaction costs of $1.8 million. The consideration payable to the holders of options to purchase Followap common stock that had not vested as of the closing of the acquisition was deposited into an escrow fund for the benefit of option holders. These funds will be paid to the holders of such options over time as their options would have vested if they had not been canceled in connection with the acquisition. To the extent a holder of such options forfeits this consideration in accordance with the agreement and plan of merger, this consideration shall be distributed among the former shareholders of Followap.
     Of the total cash consideration, approximately $14.1 million was distributed to an escrow account, of which $13.8 million will be used for indemnification claims as set forth in the agreement and plan of merger. The other $0.3 million will be used for the reimbursement of certain costs and expenses of the representative for the former shareholders of Followap. All funds remaining in the account will be distributed to Followap stockholders in accordance with the agreement and plan of merger following 12 months from the completion of the acquisition.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
NEUSTAR, INC. (continued)
Note 2. Purchase Price Allocation (continued)
     Under the purchase method of accounting, the total estimated purchase price is allocated to Followap’s net tangible liabilities assumed and intangible assets acquired based on their estimated fair values as of November 27, 2006, the effective date of the acquisition. Based in part on a third party valuation, and other factors as described in the introduction to these unaudited pro forma condensed consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Cash and cash equivalents	$2,218
Accounts receivable	1,161
Prepaid expenses and other current assets	283
Property and equipment	1,094
Other assets	870
Accounts payable	(707)
Accrued expenses	(3,223)
Deferred revenue	(212)
Other liabilities	(1,019)
Deferred tax liability, net	(4,605)

Net tangible liabilities assumed	(4,140)
Definite-lived intangible assets acquired	30,600
Goodwill	119,904

Total estimated purchase price	$146,364

     Of the total estimated purchase price, a preliminary estimate of $4.1 million has been allocated to net tangible liabilities assumed and $30.6 million has been allocated to definite-lived intangible assets acquired. The Company utilized a third party valuation in determining the fair value of the definite-lived intangible asset base. The income approach, which includes an analysis of cash flows and the risks associated with achieving such cash flows, was the primary technique utilized in valuing the identifiable intangible assets. The $30.6 million of definite lived intangible assets acquired consists of the value assigned to Followap’s customer relationships of $20.8 million and acquired technology of $9.8 million. NeuStar expects to amortize the value of the Followap customer relationships using an accelerated basis over five years and the value of the acquired technology will be amortized on a straight-line basis over 3 years.
     Of the total estimated purchase price, approximately $119.9 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired. Goodwill is not deductible for tax purposes.
     In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill will be tested for impairment at least annually (more frequently if certain impairment indicators are present). In the event that the management of the Company determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.
Note 3. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Followap’s net tangible liabilities and intangible assets to a preliminary estimate of the fair values of those amounts, to reflect the amortization expense related to the estimated amortizable intangible assets and to reclassify certain of Followap’s amounts to conform to NeuStar’s presentation.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
NEUSTAR, INC. (continued)
Note 3. Pro Forma Adjustments (continued)
     The unaudited pro forma condensed consolidated financial statements do not include adjustments for liabilities relating to Emerging Issues Task Force No. 95-3 (“EITF 95-3”), Recognition of Liabilities in Connection with a Purchase Business Combination. Management is in the process of assessing what, if any, future actions are necessary. However, liabilities ultimately may be recorded for severance or relocation costs, or other costs associated with exiting activities of Followap that may affect amounts in the unaudited pro forma condensed consolidated financial statements.
     NeuStar has not identified any material preacquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.
The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:
a)	To reflect cash paid and related pro forma borrowings of $5.6 million related to the acquisition of Followap. The pro forma borrowings of $5.6 million represent the difference between the cash paid for the acquisition and the cash, cash equivalents and short-term investments on hand as of September 30, 2006. As of the acquisition date, the Company had sufficient cash on hand to pay the entire purchase price of $146.4 million.

b)	To reflect the fair value of acquired goodwill based on net assets acquired as if the acquisition occurred on September 30, 2006. The difference between the amount recorded on a pro forma basis and the actual balance as of the acquisition date is the result of changes in the net assets of Followap between September 30, 2006 and November 27, 2006.

c)	To reflect the estimate of the fair value of customer relationships estimated to be $20.8 million and acquired technology estimated to be $9.8 million.

d)	To reflect the payment of debt and other liabilities in connection with the acquisition of Followap.

e)	To eliminate Followap’s deferred revenue that does not represent a legal performance obligation to the combined company. No adjustments were made to the pro forma statement of operations related to this pro forma condensed consolidated balance sheet adjustment.

f)	To reflect net deferred tax assets and liabilities related to the acquisition.

g)	To eliminate Followap’s stockholders’ deficit balances.

h)	Reclassification of depreciation expense to conform to presentation of NeuStar’s statement of operations.

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
NEUSTAR, INC. (continued)
Note 3. Pro Forma Adjustments (continued)
i)	Pro forma amortization expense related to the identified intangibles as a result of the Followap and UltraDNS acquisitions. Pro forma amortization expense for the year ended December 31, 2005 was $8.0 million and $5.1 million for identified intangibles from Followap and UltraDNS acquisitions, respectively. Pro forma amortization expense for the nine months ended September 30, 2006 was $5.5 million and $1.6 million for identified intangibles from Followap and UltraDNS acquisitions, respectively.

j)	To eliminate interest expense recognized for debt paid off in connection with the acquisitions of Followap and UltraDNS which would not have been incurred if the acquisitions had occurred on January 1, 2005 and to reduce interest income due to cash utilized to fund these acquisitions.

k)	To record income taxes at NeuStar’s consolidated effective income tax rate.
Note 4.     Pro Forma Net Income Attributable to Common Stockholders Per Common Share
The pro forma basic and diluted net income per share are based on the weighted average number of shares of NeuStar’s common stock outstanding during the period.